                                                                    Exhibit 2.1




McGUIREWOODS LLP
Dion W. Hayes (VSB# 34034)
One James Center
901 East Cary Street
Richmond, Virginia 23219
(804) 775-1000

-and-

WILLKIE FARR & GALLAGHER
Marc Abrams
787 Seventh Avenue
New York, New York 10019
(212) 728-8000
Co-Counsel for Debtors and Debtors in Possession


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                                RICHMOND DIVISION

                                            )        Chapter 11 Cases
In re:                                      )
                                            )        Case No. 01- 61119 (DHA)
AMF BOWLING WORLDWIDE, INC., et al.,        )
                             -- ---         )
                                            )
Debtors.                                    )        Jointly Administered


                    ORDER CONFIRMING DEBTORS' SECOND AMENDED,
                  SECOND MODIFIED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
FINDINGS........................................................................................3

         A.       Definitions...................................................................3
         B.       Notice of Confirmation Hearing................................................3
         C.       Transmission of Ballots.......................................................4
         D.       Committee Objections..........................................................4
         E.       Good Faith Solicitation.......................................................4
         F.       Ballot Certification (Bankruptcy Rule 3018)...................................4
         G.       Proper Classification (11 U.S.C.ss.ss.1122(a), 1123(a)(1))....................4
         H.       Impaired Classes (11 U.S.C.ss.ss.1123(a)(2)-(3))..............................5
         I.       Treatment of Claims Within Classes (11 U.S.C.ss.1123(a)(4))...................5
         J.       Means for Implementation (11 U.S.C.ss.1123(a)(5)).............................5
         K.       Non-voting Equity Securities (11 U.S.C.ss.1123(a)(6)).........................6
         L.       Board of Directors (11 U.S.C.ss.1123(a)(7))...................................6
         M.       Impairment/Unimpairment (11 U.S.C.ss.1123(b)(1))..............................6
         N.       Additional Plan Provisions (11 U.S.C.ss.1123(b))..............................6
         O.       Compliance with Bankruptcy Code (11 U.S.C.ss.1129(a)(1))......................6
         P.       Compliance with Bankruptcy Rule 3016(a).......................................6
         Q.       Debtors' Compliance with Bankruptcy Code (11 U.S.C.ss.1129(a)(2)).............6
         R.       Plan Proposed in Good Faith (11 U.S.C.ss.ss.1129(a)(3)).......................7
         S.       Payments for Services or Costs and Expenses (11 U.S.C.ss.1129(a)(4))..........7
         T.       DrKW Fee (11 U.S.C.ss.1129(a)(4)).............................................7
         U.       Directors and Officers (11 U.S.C.ss.1129(a)(5)(A))............................7
         V.       Insiders (11 U.S.C.ss.1129(a)(5)(B))..........................................7
         W.       No Rate Changes (11 U.S.C.ss.1129(a)(6))......................................8
         X.       Best Interests of Creditors (11 U.S.C.ss.1129(a)(7))..........................8
         Y.       Acceptance by Certain Classes (11 U.S.C.ss.1129(a)(8))........................8
         Z.       Rejection by Certain Classes..................................................8
         AA.      Treatment of Administrative and Tax Claims (11 U.S.C.ss.1129(a)(9)).......... 9
         BB.      Acceptance by Impaired Classes (11 U.S.C.ss.1129(a)(10))......................9
         CC.      Feasibility (11 U.S.C.ss.1129(a)(11)).........................................9
         DD.      Payment of Fees (11 U.S.C.ss.1129(a)(12)).....................................9
         EE.      Continuation of Retiree Benefits (11 U.S.C.ss.1129(a)(13))...................10
         FF.      AMF Affiliate Claims (11 U.S.C.ss.1129(b))...................................10
         GG.      Fair and Equitable; No Unfair Discrimination (11 U.S.C.ss.1129(b))...........10
         HH.      Fair and Equitable; No Unfair Discrimination (11 U.S.C.ss.1129(b))...........10
         II.      Valuation....................................................................11
         JJ.      Only One Plan (11 U.S.C.ss.1129(c))..........................................11
         KK.      Principal Purpose of the Plan (11 U.S.C.ss.1129(d))..........................11
         LL.      Condition Precedent to Confirmation..........................................11
         MM.      Good Faith Solicitation (11 U.S.C.ss.1125(e))................................11

                                       i


         NN.      Releases.....................................................................11
         OO.      Modification of Plan (11 U.S.C.ss.1127(a))...................................12
         PP.      Assumption and Rejection.....................................................12
         QQ.      Deemed Consolidation.........................................................12
         RR.      Combination Transactions.....................................................12
         SS.      Plan Supplement and Plan Documents...........................................12
         TT.      Satisfaction of Confirmation Requirements....................................12
         UU.      Retention of Jurisdiction....................................................12
         VV.      Exit Facility................................................................12

DECREES........................................................................................13


    1.       Objections........................................................................13

    2.       Bankruptcy Rule 7052..............................................................14

    3.       Solicitation......................................................................14

    4.       Confirmation......................................................................14

    5.       Treatment of Claims and Equity Interests..........................................14

    6.       Occurrence of the Effective Date..................................................14

             (a)      Board of Directors.......................................................14

             (b)      New Employment Agreement.................................................14

             (c)      New Management Incentive Plan............................................14

             (d)      Combination Transactions.................................................14

             (e)      Deemed Consolidation.....................................................15

             (f)      Exit Facility............................................................15

             (g)      Waiver of Subordination..................................................15

             (h)      Cancellation of Existing Securities and Agreements.......................16

             (i)      Release of Liens.........................................................16

             (j)      Statutory Fees...........................................................16

             (k)      Corporate Action.........................................................16

             (l)      Adoption of Amended Bylaws...............................................17

             (m)      Rejection of Executory Contracts and Unexpired Leases....................17

             (n)      Agreements Affecting Executory Contracts.................................17

             (o)      Assumption of Executory Contracts and Unexpired Leases...................17

             (p)      Cure of Defaults.........................................................17

             (q)      Barred Rejection Claims..................................................18

             (r)      Survival of Corporate Indemnities........................................18

                                       ii



             (s)      Vesting of Assets........................................................18

             (t)      Discharge of Claims and Termination of Equity Interests..................18

             (u)      Discharge of Debtors.....................................................18

             (v)      Dissolution of Creditors' Committee......................................19

             (w)      Substantial Consummation.................................................19

             (x)      Derivative Releases......................................................19

             (y)      Third-Party Releases.....................................................19

             (z)      Limitation on Releases...................................................19

             (aa)     Exculpation..............................................................19

             (bb)     Disbursing Agent.........................................................20

             (cc)     Rights and Powers of Disbursing Agent....................................20

             (dd)     Expenses of Disbursing Agent.............................................20

    7.       Date of Distributions.............................................................20

    8.       Date of Distributions to Classes 4 and 6..........................................20

    9.       Issuance of Plan Securities.......................................................21

    10.      Schedule of Assumed Contracts and Leases..........................................21

    11.      Distribution Record Date..........................................................21

    12.      De Minimis Distributions to Classes 4, 5 and 6....................................21

    13.      Delivery of Distributions to Classes 1, 2, 3, 4, 5 and 6..........................22

    14.      Distributions After Allowance.....................................................23

    15.      Satisfaction of Claims............................................................23

    16.      Exemption from Securities Laws....................................................23

    17.      Retention of Causes of Action.....................................................23

    18.      Reservation of Rights.............................................................24

    19.      Initial Disbursing Agent..........................................................24

    20.      Setoff............................................................................24

    21.      Disputed Claims...................................................................24

    22.      Objections to Claims..............................................................25

    23.      Stiller Objection.................................................................25

    24.      Bernal Objections.................................................................26

    25.      Tort Claims.......................................................................26

                                       iii




    26.      Other Secured Claim Note..........................................................27

    27.      Preservation of Insurance.........................................................27

    28.      No Recourse.......................................................................27

    29.      11 U.S.C.ss.502(j)................................................................28

    30.      Pending Effective Date............................................................28

             (a)      Term of Injunctions or Stays.............................................28

             (b)      Injunction Against Interference With Plan................................28

             (c)      Compromise of Controversies..............................................28

    31.      Injunction........................................................................28

    32.      Actions Necessary to Effectuate Plan..............................................30

    33.      Administrative Expense Claims.....................................................31

    34.      Bar Date for Administrative Expense Claims........................................32

    35.      Exceptions to Bar Date for Administrative Expense Claims..........................32

    36.      Barred Administrative Expense Claims..............................................32

    37.      Priority Tax Claims...............................................................32

    38.      Removal of Liens by DIP Lenders...................................................33

    39.      Letters of Credit.................................................................34

    40.      Fee Claims........................................................................34

    41.      Retention of Jurisdiction.........................................................34

    42.      Plan Modifications................................................................34

    43.      Plan Document Modifications.......................................................34

    44.      Technical Modifications...........................................................35

    45.      Revocation of Plan................................................................35

    46.      Exemption From Certain Transfer Taxes.............................................35

    47.      Retiree Benefits..................................................................36

    48.      Critical Vendor and Other Payments................................................36

    49.      Payments Pursuant to Final Orders.................................................36

    50.      Notice of Entry of this Order.....................................................37

    51.      Ratification of Transactions Prior to Confirmation Date...........................37

    52.      Consummation of Plan..............................................................37

    53.      Conflicts.........................................................................37



    54.      Reference to Plan.................................................................37

    55.      Exit Facility.....................................................................37


---
                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                                RICHMOND DIVISION

                                            )        Chapter 11 Cases
In re:                                      )
                                            )        Case No. 01- 61119 (DHA)
AMF BOWLING WORLDWIDE, INC., et al.,        )
                             -- ---
                                            )
Debtors.                                    )        Jointly Administered

                    ORDER CONFIRMING DEBTORS' SECOND AMENDED
                  SECOND MODIFIED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         Upon the Debtors' Second Amended Second Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated January 31, 2002, as may have been amended and/or modified at or in connection with the hearing on confirmation thereof (the "Confirmation Hearing") or by this Order (the "Plan"), which is (i) a further modified version of that certain Debtors' Second Amended Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, which was filed with this Court by the above-captioned debtors and debtors in possession (together, the "Debtors") on January 15, 2002, (ii) described on the record of the Confirmation Hearing, and (iii) annexed hereto as Exhibit A; and upon the related disclosure statement (the "Disclosure Statement"); and (a) upon the record of the hearing held before this Court on November 8, 2001 where this Court approved and signed that certain Order (I) Approving the Form and Manner of Notice of the Disclosure Statement Hearing; (II) Establishing a Record Date;
(III) Approving the Disclosure Statement; (IV) Establishing Notice and Objection Procedures for Confirmation of the Plan; (V) Approving Solicitation Packages and Procedures for Distribution; and (VI) Approving Forms of Ballots and Establishing Procedures for Voting on the Plan (the "Disclosure Statement Order"); (b) upon the declaration of Shanyna Busto-Kreuz of Bankruptcy Services, LLC ("BSI"), the Debtors' balloting agent, sworn to on

January 28, 2002 (the "Ballot Certification") and filed with the Court on January 28, 2002; (c) upon the hearing held before this Court on January 11, 2002, where this Court signed that certain Order Approving Modifications to Debtors' Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, Dated November 7, 2001, authorizing the Debtors to modify the Plan without the need for resolicitation (the "Modification Order"); (d) it appearing from the affidavits of mailing and publication filed with this Court and the Ballot Certification that copies of the Disclosure Statement (which included the version of the Plan prior to being modified pursuant to the Modification Order), notice of the Confirmation Hearing (as defined below), the Disclosure Statement Order, ballots for acceptances or rejections of the Plan, and notices of non-voting status were transmitted to the holders of Claims against and Equity Interests in the Debtors and other parties in interest as required by the Disclosure Statement Order, and such transmissions at such time being due and adequate notice under the circumstances, and that notice of the Confirmation Hearing was published in the manner and at the time required by the Disclosure Statement Order; (e) the Disclosure Statement Order having fixed December 20, 2001 as the deadline for filing of objections to confirmation of the Plan; and such deadline having been extended as to the Official Committee of Unsecured Creditors appointed in these cases (the "Committee") pursuant to Orders of the Court dated December 5, 2001 and January 8, 2002, respectively;
(f) upon the Plan Supplement, filed with this Court by the Debtors on December 18, 2001 (as modified on January 18, 2002 and January 31, 2002); (g) upon the objections of the Committee, the Internal Revenue Service, the United States Department of Labor, the Texas State Comptroller, the County of Denton, the City of Waco, Waco Independent School District, Midland Central Appraisal District, Arlington Independent School District, Spring Branch Independent School District, Clear Creek Independent School District, Clear Creek Water Authority, Spring Independent School District, City of Hurst,

Stafford Municipal School District, Houston Community College, Fort Bend W.C.I.D. #2, Lubbock Central Appraisal District, Salt Lake County, the lead plaintiffs in that certain federal securities civil action captioned In re AMF Bowling Securities Litigation, C.A. #99 Civ. 3023(HB), the Board of County Commissioners of Johnson County, Kansas, Byer Properties, Charles County, Maryland, Prince George County, Maryland, G.I. Plastek, Richard Stiller, Bernal Investment, Inc., Clayton County Tax Commissioner, City of Arlington, Bexar County, Cypress-Fairbanks ISD, Dallas County, City of DeSoto, Fort Bend County, Harris County, City of Houston, Humble ISD, McLennan County, Nueces County, Tarrant County and San Bernardino County (collectively, the "Objections"); (h) upon the Senior Lenders' Reply Memorandum in Support of Confirmation of Debtors' Second Amended Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated January 25, 2002; and (i) upon the Debtors' memorandum of law, dated January 18, 2002, filed in support of confirmation of the Plan (the "Confirmation Brief"); and a hearing to consider confirmation of the Plan (the "Confirmation Hearing") having been originally scheduled to occur on January 10-11, 2002, and such hearing having been adjourned on appropriate notice and held before this Court on February 1, 2002; and upon the full and complete record of the Confirmation Hearing and all matters and proceedings heretofore part of the record of these cases; and after due deliberation and sufficient cause appearing therefor;

                                    FINDINGS
                                    --------

                  IT IS HEREBY FOUND that:

         A.       Definitions. All capitalized terms used but not defined herein
                  -----------
shall have the meanings ascribed to such terms in the Plan.

         B.       Notice of Confirmation Hearing. Notice of the Confirmation
                  ------------------------------
Hearing and the relevant deadlines for submission of objections and ballots, as prescribed by this Court in the

Disclosure Statement Order, has been provided, as more fully reflected in the relevant affidavits of publication and service (Docket Nos. 514, 515, 533, 534 and 535), and such notice is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020(b) and other applicable law and rules.

         C.       Transmission of Ballots. Ballots were transmitted to holders
                  -----------------------
of Claims in Classes eligible to vote on the Plan in accordance with the Disclosure Statement Order.

         D.       Committee Objections. The objections of the Committee to the
                  --------------------
confirmation of the Plan, dated December 24, 2001, January 11, 2002 and January 25, 2002, respectively, have been withdrawn.

         E.       Good Faith Solicitation. The Debtors solicited votes for the
                  -----------------------
Plan in good faith and in a manner consistent with the Bankruptcy Code.

         F.       Ballot Certification (Bankruptcy Rule 3018). The Ballot
                  ------------------------------------------
Certification provided by BSI is consistent with Bankruptcy Rule 3018.

         G.       Proper Classification (11 U.S.C. ss.ss. 1122(a), 1123(a)(1)).
                  -----------------------------------------------------------
The classification scheme of Claims and Equity Interests under the Plan is reasonable. Claims or Equity Interests in each Class are substantially similar to other Claims or Equity Interests in such Class and the Plan satisfies the requirements of section 1122(a) of the Bankruptcy Code. Administrative Expense Claims, Priority Tax Claims and Fee Claims have not been classified and are excluded from the Classes set forth in the Plan. The Plan establishes the following Classes and subclasses of Claims and Equity Interests: Class 1A (Other Secured Claims (Missouri Mortgage)), Class 1B (Other Secured Claims (Hughes Capital Equipment Lease)), Class 1C (Other Secured Claims (Other)),1 Class 2 (Senior Lender Claims), Class 3 (Priority

--------------------

1 For convenience of identification, the Plan describes the Allowed Claims in Class 1 as a single Class. This Class consists of three separate subclasses, two of which are based on specific

Non-Tax Claims), Class 4 (Unsecured Claims), Class 5 (Tort Claims), Class 6 (Senior Subordinated Note Claims), Class 7 (Interdebtor Claims), Class 8 (AMF Affiliate Claims), Class 9 (Equity Interests), Class 10 (Existing Securities Law Claims) and Class 11 (510(c) Claims). The Plan satisfies the requirements of section 1123(a)(1) of the Bankruptcy Code.

         H.       Impaired Classes (11 U.S.C. ss.ss. 1123(a)(2)-(3)). The
                  -------------------------------------------------
following classes of Claims or Equity Interests (the "Voting Classes") are impaired and entitled to vote under the Plan: Subclass 1C (Other Secured Claims (Other)), Class 2 (Senior Lender Claims), Class 3 (Priority Non-Tax Claims), Class 4 (Unsecured Claims), Class 5 (Tort Claims), Class 6 (Senior Subordinated Note Claims) and Class 8 (AMF Affiliate Claims). All other Classes of Claims or Equity Interests are either unimpaired under the Plan (Subclasses 1A and 1B) or deemed to reject the Plan by virtue of receiving no Distributions thereunder (Classes 7, 9, 10 and 11). The treatment of Claims and Equity Interests in impaired Classes is specified in section 4 of the Plan, and the Plan satisfies the requirements of sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

         I.       Treatment of Claims Within Classes (11 U.S.C.ss.1123(a)(4)).
                  ----------------------------------------------------------
The Plan provides for the same treatment for each Claim or Equity Interest of a particular Class, and the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

         J.       Means for Implementation (11 U.S.C.ss.1123(a)(5)). The Plan
                  ------------------------------------------------
provides for adequate means for its implementation, and therefore satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.


--------------------------------------------------------------------------------

         underlying property securing such Allowed Claims (Classes 1A and 1B) and one (Class 1C) that includes multiple subclasses composed of holders of Claims secured by mechanics liens, possessory liens or other types of security. Each subclass in Class 1 is treated under the Plan as a distinct Class for treatment and distribution purposes.

         K.       Non-voting Equity Securities (11 U.S.C.ss.1123(a)(6)). The
                  ----------------------------------------------------
Plan provides for the inclusion in the certificate of incorporation of Reorganized AMF a provision prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code, and therefore satisfies the requirements of such section.

         L.       Board of Directors (11 U.S.C.ss.1123(a)(7)). The provisions of
                  ------------------------------------------
the Plan with respect to the manner of selection of the directors of Reorganized AMF are consistent with the interests of creditors and equity security holders and with public policy, and the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

         M.       Impairment/Unimpairment (11 U.S.C.ss.1123(b)(1)). The Plan
                  -----------------------------------------------
impairs or leaves unimpaired, as the case may be, each Class of Claims or Equity Interests, and therefore complies with the provisions of section 1123(b)(1) of the Bankruptcy Code.

         N.       Additional Plan Provisions (11 U.S.C.ss.1123(b)). The Plan's
                  -----------------------------------------------
provisions are appropriate and not inconsistent with applicable provisions of the Bankruptcy Code.

         O.       Compliance with Bankruptcy Code (11 U.S.C.ss.1129(a)(1)). The
                  -------------------------------------------------------
Plan complies with the applicable provisions of the Bankruptcy Code including, without limitation, sections 1122 and 1123 of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of section 1129(a)(1) of the Bankruptcy Code.

         P.       Compliance with Bankruptcy Rule 3016(a). In addition, in
                  ---------------------------------------
accordance with Bankruptcy Rule 3016(a), the Plan is dated and identified with the names of the Debtors.

         Q.       Debtors' Compliance with Bankruptcy Code (11
                  --------------------------------------------
U.S.C.ss.1129(a)(2)). The Debtors, as the proponents of the Plan, have complied
-------------------
with the applicable provisions of the Bankruptcy Code including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and have therefore satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

         R.       Plan Proposed in Good Faith (11 U.S.C.ss.ss.1129(a)(3)). The
                  ------------------------------------------------------
Plan has been proposed in good faith and not by any means forbidden by law, and therefore satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

         S.       Payments for Services or Costs and Expenses (11 U.S.C. ss.
                  ----------------------------------------------------------
1129(a)(4)). Any payments made or to be made by the Debtors for services or for
----------
costs and expenses in, or in connection with, the Debtors' chapter 11 cases, have been approved by, or are subject to the approval of, this Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

         T.       DrKW Fee (11 U.S.C. ss. 1129(a)(4)). The $3 million payment to
                  ----------------------------------
be made by the Debtors to the Senior Lenders on account of the fee payable to Dresdner Kleinwort Wasserstein was authorized to be paid under the adequate protection provisions of the DIP Order, dated August 8, 2001, and thus is further authorized under section 1129(a)(4) of the Bankruptcy Code.

         U.       Directors and Officers (11 U.S.C. ss. 1129(a)(5)(A)). In
                  ---------------------------------------------------
accordance with section 5.8 of the Plan, on January 29, 2002, the Debtors filed a schedule setting forth the identities of the persons who will be appointed or who will continue to serve as the directors and officers of the Reorganized Debtors (as amended on the record of the Confirmation Hearing, the "D&O Schedule"). Thereafter, on January 30, 2002, the Debtors and the Senior Lenders agreed to allow Oaktree Capital Management, LLC to designate one director. The appointment or retention of such parties is consistent with the interests of creditors and equity security holders and with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5)(A) of the Bankruptcy Code.

         V.       Insiders (11 U.S.C.ss.1129(a)(5)(B)). Pursuant to section
                  -----------------------------------
1129(a)(5)(B) of the Bankruptcy Code, the Debtors have disclosed in the D&O Schedule the identity of any principal insider who will be employed or retained by the Reorganized Debtors immediately following the Effective Date and the nature of any compensation of such insider.

         W.       No Rate Changes (11 U.S.C.ss.1129(a)(6)). No governmental
                  ---------------------------------------
regulatory commission has jurisdiction over the rates of the Debtors. Therefore, the requirements contained in section 1129(a)(6) of the Bankruptcy Code have been satisfied.

         X.       Best Interests of Creditors (11 U.S.C. ss. 1129(a)(7)). With
                  -----------------------------------------------------
respect to each impaired Class of Claims against or Interests in the Debtors, as set forth in the Liquidation Analysis annexed as Exhibit E to the Disclosure Statement, each holder of a Claim or Interest of such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. Accordingly, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

         Y.       Acceptance by Certain Classes (11 U.S.C. ss. 1129(a)(8)). As
                  -------------------------------------------------------
evidenced by the Ballot Certification, the Plan has been accepted by certain subclasses of Class 1C and Classes 2, 3, 4, 5 and 8 in accordance with section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Disclosure Statement Order. Subclasses 1A and 1B are not impaired under the Plan, and such Classes (and all holders of Claims in such Classes) are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

         Z.       Rejection by Certain Classes. The Plan is deemed rejected,
                  ----------------------------
pursuant to section 1126(g) of the Bankruptcy Code, by the members of Classes 7, 9, 10 and 11, who will receive no Distributions on account of their Claims or Equity Interests. With respect to each Class of Claims or Equity Interests designated by the Plan, other than certain subclasses of Class

1C and Classes 6, 7, 9, 10 and 11, either: (a) such Class has accepted the Plan; or (b) such Class is not impaired under the Plan. Accordingly, the requirements of section 1129(a)(8) of the Bankruptcy Code have been satisfied with respect to all Claims and Equity Interests other than those in certain subclasses of Class 1C and Classes 6, 7, 9, 10 and 11. The Plan is nevertheless confirmable because, as described below, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

         AA.      Treatment of Administrative and Tax Claims (11 U.S.C. ss.
                  ---------------------------------------------------------
1129(a)(9)). Except to the extent that the holder of an Allowed Claim has agreed
----------
or will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative Expense Claims, Fee Claims and Priority Tax Claims, respectively, will be treated in accordance with section 1129(a)(9) of the Bankruptcy Code.

         BB.      Acceptance by Impaired Classes (11 U.S.C. ss. 1129(a)(10)).
                  ---------------------------------------------------------
The Plan has been accepted by at least one impaired Class of Claims (certain subclasses of Class 1C and Classes 2, 3, 4, and 5), which acceptance has been determined without including any acceptance of the Plan by any insider holding a Claim in such Class. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied with respect to the Plan.

         CC.      Feasibility (11 U.S.C.ss.1129(a)(11)). The Plan is not likely
                  ------------------------------------
to be followed by the liquidation or need for further financial reorganization of any Debtor or Reorganized Debtor, except as provided in the Plan. Accordingly, the requirements of section 1129(a)(11) of the Bankruptcy Code are satisfied with respect to the Plan.

         DD.      Payment of Fees (11 U.S.C.ss.1129(a)(12)). The fees payable
                  ----------------------------------------
under 28 U.S.C.ss. 1930 constitute administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, and the treatment of such fees in the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

         EE.      Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)).
                  -----------------------------------------------------------
The Plan provides for the continued payment of any retiree benefits (as defined in section 1114 of the Bankruptcy Code) after the Effective Date at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

         FF.      AMF Affiliate Claims (11 U.S.C. ss. 1129(b)). Reinstatement of
                  -------------------------------------------
the AMF Affiliate Claims under the Plan is consistent with section 1129(b) of the Bankruptcy Code because the AMF Affiliate Claims arise from intercompany transactions and full or partial reinstatement of such Claims preserves and maximizes the value of the estates. Significant impairment of the AMF Affiliate Claims may harm the operations of the AMF Affiliates, which in turn may diminish the enterprise value of the Reorganized Company to the detriment of unsecured creditors of the estates whose distributions under the Plan are securities.

         GG.      Fair and Equitable; No Unfair Discrimination (11
                  ------------------------------------------------
U.S.C.ss.1129(b)). The requirements of section 1129(b) of the Bankruptcy Code
----------------
are satisfied as to the rejecting subclasses in Class 1C because, pursuant to the terms of the Other Secured Claim Note, holders of Allowed Claims in such subclasses shall realize the indubitable equivalent of their Allowed 1C Claims or because the Plan otherwise will provide treatment to such claimants consistent with section 1129(b)(2)(A)(i) and (ii) of the Bankruptcy Code.

         HH.      Fair and Equitable; No Unfair Discrimination (11
                  ------------------------------------------------
U.S.C.ss.1129(b)). The requirements of section 1129(b) of the Bankruptcy Code
----------------
are satisfied as to Class 6 because (a) there is no Class of Claims or Equity Interests junior to such Class retaining or receiving any property under the Plan, (b) there is no Class of Claims senior to such Class receiving more than the full value of its senior Claims under the Plan and (c) the Plan is fair and equitable, and does not discriminate unfairly, with respect to such Class.

         II.      Valuation. Based on the testimony and evidence adduced or
                  ---------
proffered at the Confirmation Hearing and the Confirmation Brief filed with this Court, the Debtors' Enterprise Value of $665 million for purposes of implementing the Plan is fair and reasonable.

         JJ.      Only One Plan (11 U.S.C.ss.1129(c)). Other than the Plan
                  ----------------------------------
(including previous versions thereof), no plan has been filed in this case. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

         KK.      Principal Purpose of the Plan (11 U.S.C. ss. 1129(d)). No
                  ----------------------------------------------------
party in interest that is a governmental unit has requested that the Court not confirm the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

         LL.      Condition Precedent to Confirmation. The condition to
                  -----------------------------------
confirmation contained in section 9 of the Plan has been satisfied.

         MM.      Good Faith Solicitation (11 U.S.C.ss.1125(e)). The Debtors and
                  --------------------------------------------
each of their Representatives have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, pursuant to section 1125(e) of the Bankruptcy Code, with respect to the administration of the Plan, the solicitation of acceptances with regard thereto and the securities and other property to be distributed thereunder.

         NN.      Releases. Each of the Representatives shares an identity of
                  --------
interest with the Debtors and has contributed to the Debtors' reorganization. The releases, waivers of claims and related injunctions contained in the Plan and herein with regard to such parties are essential to such reorganization.

         OO.      Modification of Plan (11 U.S.C.ss.1127(a)). The Plan, as
                  -----------------------------------------
modified pursuant hereto, satisfies the requirements of section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019.

         PP.      Assumption and Rejection. Section 8 of the Plan, which governs
                  ------------------------
the assumption and rejection of executory contracts and unexpired leases, and the Schedule of Assumed Contracts and Leases, as may be amended or modified, satisfy the requirements of section 365(b) of the Bankruptcy Code.

         QQ.      Deemed Consolidation. No creditor of any of the Debtors will
                  --------------------
be prejudiced by the deemed consolidation of the Debtors; such deemed consolidation will benefit all creditors of the Debtors.

         RR.      Combination Transactions. The Combination Transactions set
                  ------------------------
forth in section 5.2 of the Plan and the Plan Supplement are supported by the Debtors' sound business judgment.

         SS.      Plan Supplement and Plan Documents. The Plan Documents,
                  ----------------------------------
including, but not limited to, those set forth in the Plan Supplement are necessary and appropriate to implement the Plan.

         TT.      Satisfaction of Confirmation Requirements. The Plan satisfies
                  -----------------------------------------
the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

         UU.      Retention of Jurisdiction. This Court may properly retain
                  -------------------------
jurisdiction over the matters set forth in section 12 of the Plan and section 1142 of the Bankruptcy Code.

         VV.      Exit Facility. On November 16, 2001, the Debtors filed that
                  -------------
certain Motion Pursuant to Sections 105 and 363 of the Bankruptcy Code and Federal Rule of

Bankruptcy Procedure 6004 to Approve Debtors' Execution of Commitment Letter and Fee Agreement for Exit Financing (the "Exit Commitment Letter Motion") seeking approval of a Commitment Letter and Fee Agreement (as defined in the Exit Commitment Letter Motion) with Bankers Trust Company ("BTCo") and Deustche Banc Alex. Brown Inc. ("DBAB") for exit financing. The binding Commitment Letter contemplates that the Reorganized Debtors will enter into a credit agreement (the "Exit Credit Agreement") with BTCo, as administrative agent (the "Exit Agent"), DBAB, as lead arranger and sole book running manager (the "Exit Arranger") and the lender parties thereto (the "Exit Lenders"). The Exit Credit Agreement will provide for the execution and delivery of various notes, letters of credit, guaranties and agreements granting liens (collectively, the "Exit Loan Documents"). On November 26, 2001, this Court entered an Order approving the Exit Commitment Letter Motion and such Order is final. Thereafter, on December 18, 2001, the Debtors elected to consummate the Third Party Facility as the Exit Facility and filed that certain Notice of Debtors' Election with Respect to Exit Facility Pursuant to Section III(B) of the Disclosure Statement (the "Exit Facility Notice"). As provided in section 1.104 of the Plan, the Senior Lender Steering Committee has indicated that the terms of the Commitment Letter are satisfactory to it. The Exit Credit Agreement and the Exit Loan Documents shall constitute the Exit Facility as defined in the Plan.

                                     DECREES
                                     -------

                  IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

         1.       Objections. To the extent that any Objections have not been
                  ----------
withdrawn prior to entry of this Order or otherwise resolved as stated on the record of the Confirmation Hearing, all such Objections are hereby overruled

         2.       Bankruptcy Rule 7052. The findings of this Court set forth
                  --------------------
above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

         3.       Solicitation. The Plan satisfies section 1125 of the
                  ------------
Bankruptcy Code without the need for resolicitation.

         4.       Confirmation. The Plan is hereby confirmed pursuant to section
                  ------------
1129 of the Bankruptcy Code.

         5.       Treatment of Claims and Equity Interests. The treatment of
                  ----------------------------------------
Claims and Equity Interests as provided in the Plan is approved.

         6.       Occurrence of the Effective Date. Upon the Occurrence of the
                  --------------------------------
Effective Date:

                  (a)      Board of Directors. Pursuant to section 5.8 of the
                           ------------------
Plan, all existing directors of WINC shall be deemed to have resigned as directors and the individuals identified on the D&O Schedule and one individual designated by Oaktree Capital Management, LLC to be directors of Reorganized AMF shall become the directors of Reorganized AMF (the "New Board of Directors") and all existing officers and directors of the Debtors (other than the directors of WINC) shall continue as in effect immediately prior to the Effective Date until removed or replaced pursuant to applicable law or in accordance with such Reorganized Debtors' corporate governance procedures;

                  (b)      New Employment Agreement. Reorganized AMF is
                           ------------------------
authorized to enter into the New Employment Agreement pursuant to section 8.4 of the Plan;

                  (c)      New Management Incentive Plan. Reorganized AMF is
                           -----------------------------
authorized to adopt and implement the New Management Incentive Plan pursuant to section 5.5 of the Plan, subject to such amendments or modifications as may be approved by the New Board of Directors. Reorganized AMF is authorized to issue all options to purchase shares of New AMF Common Stock, and the shares of New AMF Common Stock issuable upon the exercise of the options under the New Management Incentive Plan;

                  (d)      Combination Transactions. Each applicable Debtor and
                           ------------------------
Reorganized Debtor is authorized to take such actions as may be necessary or appropriate to effect the relevant Combination Transactions pursuant to section
5.2 of the Plan and applicable
state law including, but not limited to, Va. Code ss.13.1-601 et seq., and Del. Code Ann. tit. 8, ss.ss. 251 and 303, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, dissolution or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of merger, dissolution or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that each applicable Debtor or Reorganized Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Combination Transaction. Each Debtor that is not a Reorganized Debtor as a result of a Combination Transaction or otherwise shall cease to exist as a separate entity without any other action being required to effect such dissolution as of the Effective Date or the date of any such Combination Transaction (as applicable);

                  (e)      Deemed Consolidation. Pursuant to section 5.1 of the
                           --------------------
Plan, the Debtors shall be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of the Interdebtor Claims or any Equity Interest, subject to the right of each Debtor, other than Holdings and WINC, to cancel or reissue Equity Interests in such Debtor in accordance with section 4.9 of the Plan, of a Debtor in another Debtor; (ii) all guarantees by any of the Debtors of the obligations of any other Debtor or joint and several obligations of the Debtors arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (iii) each and every Claim filed or to be filed in the Reorganization Case of any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and, to the extent Allowed, obligation of the deemed consolidated Debtors, provided, however, that such deemed consolidation shall not (other than for purposes related to funding distributions under the Plan and as set forth in section 5.1 of the Plan) affect: (i) the legal and organizational structure of the Reorganized Debtors; or (ii) the enforceability or existence of any pre- or post-Commencement Date guarantees, liens, and security interests that are required to be maintained (a) under applicable law, in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; or (iii) distributions out of any insurance policies or proceeds of policies;

                  (f)      Exit Facility. The Reorganized Debtors are authorized
                           -------------
to enter into, execute and deliver the Exit Facility and the notes thereunder for the purposes of, among others, funding obligations under the Plan of Reorganization and providing for working capital requirements;

                  (g)      Waiver of Subordination. Pursuant to section 5.4 of
                           -----------------------
the Plan, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distribution, and this Order shall permanently enjoin all holders of Senior Lender Claims from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan to the holders of Senior Subordinated Note Claims;

                  (h)      Cancellation of Existing Securities and Agreements.
                           --------------------------------------------------
Except for the purpose of evidencing a right to distributions under the Plan and except as expressly provided in the Plan, all of the agreements, instruments, and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including options or warrants to purchase Equity Interests, any agreement obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, and the Senior Subordinated Notes shall be deemed cancelled and of no force or effect;

                  (i)      Release of Liens. Except as otherwise specifically
                           ----------------
provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with the Plan, (i) each holder of:
(a) any DIP Lender Claim, Other Secured Claim or Senior Lender Claim; (b) any Claim that is purportedly secured; and/or (c) any judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Estates or the Reorganized Debtors, as the case may be, any and all property of a Debtor or Estate that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Reorganized Debtors, be deemed released; and
(z) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors, as the case may be, require to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, the Debtors, the Estates or the Reorganized Debtors (as applicable) may, in their discretion, file a copy of this Order in the appropriate recording office, which shall serve to release any Claim holder's rights in such property; (ii) all federal, state and local recording or filing authorities are directed to accept a copy of this Order as evidence of the release of liens provided for herein, and (iii) all right, title and interest in such property shall revert or be transferred to the respective Reorganized Debtors or the Disbursing Agent, as applicable, free and clear of all Claims and Equity Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind;

                  (j)      Statutory Fees. Reorganized AMF shall pay all fees
                           --------------
incurred pursuant to 28 U.S.C. ss. 1930(a)(6) and file with this Court and serve on the United States Trustee monthly financial reports until such time as a final decree is entered closing these Reorganization Cases or the Reorganization Cases are converted or dismissed, or this Court orders otherwise;

                  (k)      Corporate Action. Reorganized AMF shall file the
                           ----------------
Amended Certificate of Incorporation and an amended certificate of incorporation or other appropriate organization documents for each of the Reorganized Debtors (other than Reorganized AMF) with the applicable Secretary of State. Such amended certificates of incorporation shall prohibit the issuance of nonvoting equity securities, as required by sections 1123(a) and (b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law. In addition, all state and local filing, recording and other officers and departments shall accept this order as conclusive authority for the Reorganized Debtors to implement and effect the Combination Transactions and any corporate dissolution or reorganization resulting therefrom or relating thereto;

                  (l)      Adoption of Amended Bylaws. The Amended Bylaws shall
                           --------------------------
be deemed adopted by the Board of Directors of Reorganized AMF;

                  (m)      Rejection of Executory Contracts and Unexpired
                           ----------------------------------------------
Leases. All executory contracts and unexpired leases to which any of the Debtors
------
are a party are hereby rejected, except for any executory contracts or unexpired leases that (i) have been assumed or rejected pursuant to a Final Order of this Court, (ii) are designated, specifically or by category, as a contract or lease to be assumed on the Schedule of Assumed Contracts and Leases contained in the Plan Supplement, as such Schedule of Assumed Contracts and Leases may be amended from time to time whether prior to or after the Effective Date to include additional contracts, leases and agreements or exclude previously listed contracts, leases and agreements, or (iii) are the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors filed prior to the Effective Date;

                  (n)      Agreements Affecting Executory Contracts. Each
                           ----------------------------------------
executory contract and unexpired lease that relates to the use or occupancy of real property, whether (i) listed on the Schedule of Assumed Contracts and Leases, (ii) previously assumed or rejected pursuant to Final Order of this Court, or (iii) rejected pursuant to the Plan, shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (b) executory contracts or unexpired leases appurtenant to the premises, excluding any non-competition and like agreements but including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are otherwise specifically assumed or rejected;

                  (o)      Assumption of Executory Contracts and Unexpired
                           -----------------------------------------------
Leases. Subject to section 8.2 of the Plan, the executory contracts and
------
unexpired leases on the Schedule of Assumed Contracts and Leases shall be assumed by the respective Debtors as indicated on such Schedule. The Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor designated for such purpose by the Debtors;

                  (p)      Cure of Defaults. Except to the extent that different
                           ----------------
treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to the Schedule of Assumed Contracts and Leases, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Effective Date, file and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a pleading with this Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Reorganized Debtors shall have fifteen (15) days from the date of service to object to the cure amounts listed by the Debtors. If an objection is filed with respect to an executory contract or unexpired lease, this Court shall hold a hearing to determine the amount of the disputed cure amount. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after this Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors or Reorganized Debtors, as appropriate, shall have the right to reject such executory contract or unexpired lease;

                  (q)      Barred Rejection Claims. In the event that the
                           -----------------------
rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim has been filed with this Court and served upon counsel for the Debtors on or before the Bar Date;

                  (r)      Survival of Corporate Indemnities. No obligation of
                           ---------------------------------
one or more of the Debtors, pursuant to their corporate charters and bylaws or agreements entered into any time prior to the Commencement Date, to indemnify a Representative with respect to all present and future actions, suits, and proceedings against a Debtor or a Representative, based upon any act or omission for or on behalf of a Debtor shall be discharged or impaired by confirmation or consummation of the Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the respective Debtor pursuant to the Plan, and shall continue as obligations of the respective Reorganized Debtor;

                  (s)      Vesting of Assets. Pursuant to sections 1141(b) and
                           -----------------
(c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of the Estates shall vest in one or more of the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided under the Plan. Except as may otherwise be ordered by this Court, the Debtors shall have the right to cause any property of any Estate to vest in the Reorganized Debtor designated for such purpose by the Debtors. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided under the Plan;

                  (t)      Discharge of Claims and Termination of Equity
                           ---------------------------------------------
Interests. Except as otherwise provided herein or in the Plan, the rights
---------
afforded in the Plan and the payments and distributions to be made thereunder shall discharge all existing debts and Claims, and terminate all Equity Interests of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise provided herein or in the Plan, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest;

                  (u)      Discharge of Debtors. In consideration of the
                           --------------------
distributions to be made under the Plan, except as otherwise provided therein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. All such persons shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors or Reorganized Debtors;

                  (v)      Dissolution of Creditors' Committee. The Creditors'
                           -----------------------------------
Committee shall dissolve;

                  (w)      Substantial Consummation. The Plan shall be deemed to
                           ------------------------
be substantially consummated pursuant to section 1101 of the Bankruptcy Code;

                  (x)      Derivative Releases. Each Debtor, Reorganized Debtor
                           -------------------
and Estate, or any person or entity purporting to act on behalf of such entities, hereby waives, releases and discharges its Representatives from any Claim arising from the beginning of time through the Confirmation Date related to his or her acts or omissions to act (including, but not limited to, any Claims arising out of any alleged fiduciary or other duty);

                  (y)      Third-Party Releases. To the full extent permitted by
                           --------------------
applicable law, each holder of a Claim (whether or not Allowed) against or Equity Interest in a Debtor shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover and shall be deemed to release any Claim against a Representative arising from the beginning of time through the Confirmation Date related to such Representative's acts or omissions to act (including, but not limited to, any claims arising out of any alleged fiduciary or other duty);

                  (z)      Limitation on Releases. Notwithstanding any language
                           ----------------------
to the contrary in the Plan, no provision in the Plan shall release: (i) any non-Debtor, including any Representative, from (a) liability to the U.S. Department of Labor under the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001 et seq. ("ERISA"), in connection with any ERISA-qualified plans administered by any of the Debtors or for the benefit of the Debtors' employees and (b) any liability to the U.S. Department of Labor for civil or criminal action in connection with any ERISA-qualified plans administered by any of the Debtors or for the benefit of the Debtors' employees;
(ii) any non-Debtor, including any Representative, from (a) liability to the Internal Revenue Service for the Trust Fund Recovery Penalty (100 percent penalty) pursuant to section 6672 of the Internal Revenue Code that may be due in connection with any tax liabilities of the Debtors and (b) any civil or criminal action in connection with the foregoing penalty, to the extent it exists as a matter of law; and (iii) officers, directors, controlling shareholders and representatives of BINC from claims, including, but not limited to, claims against them relating to that certain consolidated class action captioned In re: AMF Bowling Securities Litigation, C.A. No. 99 Civ. 3023 (HB),
          ----------------------------------------
in their capacities as officers, directors, controlling shareholders and representatives of BINC;

                  (aa)     Exculpation. Except with respect to obligations under
                           -----------
the Plan, the Plan Documents, the Senior Lender Agreements and/or the Exit Facility, neither the Debtors, the Disbursing Agent, the Senior Lender Steering Committee, the Creditors' Committee, the Exit Agent, the Exit Arranger, the Exit Lenders, nor any of their respective members, officers, directors, employees, agents, or professionals, solely in their capacity as such, shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Reorganization Cases, the confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or property to be distributed pursuant to the Plan of Reorganization, except for willful misconduct, recklessness or gross negligence;

                  (bb)     Disbursing Agent. All distributions under the Plan
                           ----------------
initially shall be made by the Disbursing Agent as provided in the Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent shall not be obligated to physically segregate and maintain separate accounts for reserves. Reserves may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Disbursing Agent to determine:
(i) available Unsecured Securities; (ii) reserves; and (iii) amounts to be paid to parties in interest;

                  (cc)     Rights and Powers of Disbursing Agent. The Disbursing
                           -------------------------------------
Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan,
(ii) make all distributions contemplated thereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of this Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper; and

                  (dd)     Expenses of Disbursing Agent. The amount of any
                           ----------------------------
reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

         7.       Date of Distributions. Unless otherwise provided in the Plan,
                  ---------------------
any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         8.       Date of Distributions to Classes 4 and 6. Notwithstanding
                  ----------------------------------------
anything in the Plan to the contrary, pursuant to section 6.4(b) of the Plan, on the Initial Distribution Date, the

Disbursing Agent shall distribute the Unsecured Securities allocable to Allowed Claims held by members of Classes 4 and 6.

         9.       Issuance of Plan Securities. Reorganized AMF is authorized to
                  ---------------------------
issue the Plan Securities in accordance with sections 6.4 and 6.5 of the Plan, and to issue the New AMF Common Stock issuable upon the exercise of the New Warrants, without the need for any further corporate action.

         10.      Schedule of Assumed Contracts and Leases. The Schedule of
                  ----------------------------------------
Assumed Contracts and Leases, which designates executory contracts and unexpired leases specifically or by category, as such Schedule of Assumed Contracts and Leases may be amended from time to time whether prior to or after the Effective Date to include additional contracts, leases and agreements or to exclude previously listed contracts, leases or agreements, is hereby approved.

         11.      Distribution Record Date. As of the close of business on the
                  ------------------------
Confirmation Date, the various transfer and claims registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, their respective agents, or the Indenture Trustees shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring after the close of business on the Confirmation Date. The Debtors and the Indenture Trustees shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Confirmation Date, to the extent applicable.

         12.      De Minimis Distributions to Classes 4, 5 and 6. Neither the
                  ----------------------------------------------
Debtors, the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution to a holder of an Allowed Claim in Class 4, 5 or 6 if such distribution otherwise would be less than one New Series A Warrant, one New Series B Warrant or one share of New AMF Common

Stock. The Debtors and the Reorganized Debtors may, in their sole discretion, distribute to such holder such other equivalent consideration as may be directed by this Court and consented to by the Senior Lender Steering Committee.

         13.      Delivery of Distributions to Classes 1, 2, 3, 4, 5 and 6.
                  --------------------------------------------------------
Subject to Bankruptcy Rule 9010, unless otherwise provided under the Plan, all distributions to any holder of an Allowed Claim other than a holder of an Allowed Senior Lender Claim, shall be made at the address of such holder as set forth on the Schedules filed with this Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified, in advance, in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. All Cash distributions with respect to Allowed Senior Lender Claims shall be made via wire transfer to Citibank, as administrative agent under the Senior Lender Agreements. In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest; provided, that, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the later of (i) the Effective Date and (ii) the date such holder's Claim is Allowed. After such date, all unclaimed property or interest in property shall revert to Reorganized AMF, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing their books and records (including any proofs of claim filed against the Debtors).

         14.      Distributions After Allowance. After such time as a Disputed
                  -----------------------------
Claim (other than a Tort Claim) becomes, in whole or in part, an Allowed Claim, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan in accordance with the provisions thereof. In respect of Disputed Claims (other than Tort Claims) such distributions shall be made prior to or on the Final Distribution Date. The Disbursing Agent shall have the right to determine, in its reasonable, sole discretion, the timing of the distributions required to be made pursuant to section 6.4(c) of the Plan.

         15.      Satisfaction of Claims. Unless otherwise provided under the
                  ----------------------
Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete settlement, satisfaction and discharge of such Allowed Claims.

         16.      Exemption from Securities Laws. The issuance of the Plan
                  ------------------------------
Securities pursuant to the Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

         17.      Retention of Causes of Action. Except as specifically provided
                  -----------------------------
under the Plan, nothing contained herein or in the Plan shall be deemed to be a waiver or the relinquishment of any rights, Claims, or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of the Estates in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, (ii) the avoidance of any transfer by or obligation of the Estates or the Debtors or the recovery of the value of such transfer, or (iii) the turnover of any property of the Estates.

         18.      Reservation of Rights. Nothing contained herein or in the Plan
                  ---------------------
shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan pursuant to sections 4.1 (a) or (b) thereof. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, or other legal or equitable defenses which they or any of them had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all legal and/or equitable rights of any Reorganized Debtor respecting any Claim left unimpaired by the Plan of Reorganization may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

         19.      Initial Disbursing Agent. The Debtors are hereby authorized to
                  ------------------------
retain a Disbursing Agent on terms reasonably satisfactory to the Debtors without seeking further Court approval.

         20.      Setoff. Except with respect to the Senior Lender Claims, the
                  ------
Debtors and the Reorganized Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made), including any Claim of an AMF Affiliate, any claims of any nature whatsoever that any of the Debtors, the Estates or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claim any of the Debtors, the Estates, or the Reorganized Debtors may have against the holder of such Claim.

         21.      Disputed Claims. If any portion of a Claim (other than a Fee
                  ---------------
Claim) is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

         22.      Objections to Claims. Other than with respect to Fee Claims,
                  --------------------
only the Reorganized Debtors shall be entitled to object to Claims. Any objections to such Claims shall be served and filed on or before the later of:
(i) one hundred twenty (120) days after the Effective Date; (ii) thirty (30) days after a request for payment or proof of Claim is timely filed and properly served upon the Debtors; or (iii) such other date as may be fixed by this Court, whether fixed before or after the date specified in clause (i) hereof. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the Debtors or the Reorganized Debtors effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a claimant is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or other representative identified in the proof of claim or any attachment thereto; or (c) by first class mail, postage prepaid, on any counsel that has appeared on the claimant's behalf in the Reorganization Cases unless such counsel has withdrawn its notice of appearance.

         23.      Stiller Objection. With the exception of the relief provided
                  -----------------
for herein under section 1146 of the Bankruptcy Code, the entry of this Order confirming the Plan is without prejudice to, and shall have no effect upon, all pending objections and motions filed herein by Richard Stiller (as those objections and motions presently are and as they may be amended by leave of court to the extent such leave is necessary and if such leave is thereafter granted by the court) relating to the Debtors' Facility at Connecticut Avenue, Norwalk, Connecticut 06854, and the related lease and sublease, and, in particular, without prejudice to, or effect upon, the rights of and/or relief being sought by Richard Stiller and the alleged obligations of the Debtors as asserted in Stiller's pending objection to the Plan and his pending Motion to Compel Assumption of Executory Contract (as that objection and that motion presently are and as they may be amended by leave of court to the extent such leave is necessary and if such leave is thereafter granted by the court). Mr. Stiller's Objection to the Plan is therefore hereby deemed withdrawn.

         24.      Bernal Objections. Further, Section 11.4 of the Plan and para.
                  -----------------
31 of this Order are without prejudice to and inapplicable to the relief being sought by Bernal Investment, Inc. ("Bernal") in its Motion for Relief From the Automatic Stay and Memorandum in Support Thereof (the "Motion for Relief") which is currently pending before this Court; provided however, if the relief being sought by Bernal in the Motion for Relief is denied by final determination of this Court (including any appeals), and no further Order issues regarding the determination or disposition of the matters raised by Bernal in said Motion, then section 11.4 of the Plan and para. 31 of this Order shall apply to Bernal. Additionally, pending the final determination of the claims for relief being sought by Bernal in or through the Motion for Relief (including, without limitation, any subsequent authorized proceedings), and/or further Order of this Court, as to any and all payments the Debtors receive after the date of submission of this proposed Order, in connection with the partnership described in the Motion for Relief (including, without limitation, payments of principal or interest under the promissory note attached to the Motion for Relief as Exhibit D), the Debtors shall not assert that any such payments are lost, or have been commingled with other funds, or are otherwise unavailable to be paid to Bernal in satisfaction of any claims asserted by Bernal in or through the Motion for Relief (including, without limitation, any subsequent authorized proceedings). Based upon the foregoing, Bernal's Objection to the Plan is deemed withdrawn.

         25.      Tort Claims. Any Tort Claim as to which a proof of claim was
                  -----------
timely filed in the Reorganization Cases shall be determined and liquidated in accordance with any applicable ADR Procedures. Any Tort Claim determined and liquidated pursuant to (i) the ADR Procedures, (ii) an Order of this Court, or
(iii) applicable nonbankruptcy law, which determination shall no longer be appealable or subject to review, shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim in Class 5 in such liquidated amount and satisfied from the Tort Claims Reserve in accordance with the Plan (provided, that, to the extent a Tort Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in section 7.2 of the Plan shall constitute or be deemed a waiver of any Claim, right, or cause of action that the Debtors may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

         26.      Other Secured Claim Note. Any Other Secured Claim Note
                  ------------------------
distributed pursuant to section 4.1(c) of the Plan shall be a secured promissory note which shall provide for amortization over a period not to exceed six (6) years on a straight line basis, in quarterly installments bearing interest at the rate mutually agreed upon by the applicable Reorganized Debtor and Class 1C claimant or as required by applicable law as determined by the Bankruptcy Court at or subsequent to the Confirmation Hearing.

         27.      Preservation of Insurance. The discharge and release of the
                  -------------------------
Debtors as provided under the Plan shall not diminish or impair the enforceability of any insurance policies that may cover Claims against any Debtor or other Person.

         28.      No Recourse. Notwithstanding that the allowed amount of any
                  -----------
particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which after application of the payment priorities established by the Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, the Debtors, the Creditors' Committee, the Senior

Lenders, the Reorganized Debtors, or any of their respective professional consultants, attorneys, advisors, officers, directors or members or their successors or assigns, or any of their respective property.

         29.      11 U.S.C.ss.502(j). Nothing in the Plan shall modify any
                  ------------------
right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

         30.      Pending Effective Date. As of the Confirmation Date, but
                  ----------------------
subject to the occurrence of the Effective Date:

                  (a)      Term of Injunctions or Stays. Unless otherwise
                           ----------------------------
provided under the Plan, all injunctions or stays arising prior to the Confirmation Date in accordance with section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date, except that nothing herein shall bar the filing, prior to the Effective Date, of financing statements or the taking of such other actions to record the liens that will secure the Exit Facility on the Effective Date;

                  (b)      Injunction Against Interference With Plan. All
                           -----------------------------------------
holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan of Reorganization; and

                  (c)      Compromise of Controversies. Pursuant to Bankruptcy
                           ---------------------------
Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Commencement Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors including, all objections raised by the Committee in its objections dated December 24, 2001, January 11, 2002 and January 25, 2002, respectively. The entry of this Order shall constitute this Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan of Reorganization, and this Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

         31.      Injunction. Except as otherwise provided herein or under the
                  ----------
Plan, all Persons who have held, hold or may hold Claims against or Equity Interests in any of the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, the Estates or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law. Nothing in this Order or the Plan should be construed to preclude a governmental unit, from pursuing any regulatory or police action against any Debtor, Reorganized Debtor, or any other party to the extent not prohibited by the automatic stay of section 362 of the Bankruptcy Code or discharged or enjoined pursuant to sections 524 or 1141(d) of the Bankruptcy Code or other applicable law, including, but not limited to, (i) the right of the U.S. Department of Labor to pursue (a) claims against any non-Debtor under the

Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001 et seq. ("ERISA"), in connection with any ERISA-qualified plans administered by any of the Debtors or for the benefit of the Debtors' employees and (b) any civil or criminal action against any non-Debtor, including any Representative, in connection with any ERISA-qualified plans administered by any of the Debtors or for the benefit of the Debtors' employees; and (ii) the right of the Internal Revenue Service to pursue claims against any non-Debtor, including any Representative, relating to (a) liability to the Internal Revenue Service for the Trust Fund Recovery Penalty (100 percent penalty) pursuant to section 6672 of the Internal Revenue Code that may be due in connection with any tax liabilities of the Debtors and (b) any civil or criminal action in connection with the foregoing penalty, to the extent it exists as a matter of law. Moreover, nothing in this Order or the Plan shall preclude the right of the plaintiffs in that certain consolidated class action captioned In re: AMF
                                                               ----------
Bowling Securities Litigation, C.A. No. 99 Civ. 3023 (HB), to pursue officers,
-----------------------------
directors, controlling shareholders and representatives of BINC in respect of claims relating to such class action, in their capacities as officers, directors, controlling shareholders and representatives of BINC.

         32.      Actions Necessary to Effectuate Plan. Each Debtor and
                  ------------------------------------
Reorganized Debtor shall be authorized to execute, deliver, file or record the Plan Documents and such other documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan and this Order and, to the extent permitted by applicable law, such actions shall not require any further action by the security holders of members of any Debtor or Reorganized Debtor. To the extent permitted by applicable law, pursuant to section 303 of the Delaware General Corporation Law and any comparable provision of the business corporation laws of any other state, as applicable, no action of the directors or stockholders of the Debtors or the Reorganized Debtors is required to authorize them to engage in any of the activities set forth in the preceding sentence or as otherwise contemplated by the Plan or this Order or in furtherance thereof and such activities shall be, and hereby are, authorized and approved. The Debtors or Reorganized Debtors may file a copy of this Order in lieu of any amendment, release, termination or other document required to effectuate the terms and conditions of the Plan or this Order and the clerk of any court or political subdivision is directed to file such copy in lieu thereof.

         33.      Administrative Expense Claims. Except to the extent that a
                  -----------------------------
holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on the later of the Effective Date and the first (1st) Business Day after the date that is thirty
(30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is reasonably practicable; provided, however, that (i) Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, and (ii) liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Reorganized Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to such transactions. Moreover, the Allowed Administrative Expense Claims of the Internal Revenue Service (to the extent not disputed by the Debtors or the subject of a claim objection), shall be paid by the Reorganized Debtors on the Effective Date. The Debtors and the Reorganized Debtors are authorized to pay the reasonable prepetition and postpetition fees and expenses of the Indenture Trustees and their respective counsel to the extent such fees and expenses are approved by this Court after notice and hearing.

         34.      Bar Date for Administrative Expense Claims. Proofs of
                  ------------------------------------------
Administrative Expense Claims and requests for payment of Administrative Expense Claims that have arisen on or after July 2, 2001 must be filed and served pursuant to the procedures set forth in the Notice of Entry of Confirmation Order, no later than forty-five days after the Effective Date.

         35.      Exceptions to Bar Date for Administrative Expense Claims. No
                  --------------------------------------------------------
proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim need be filed for the allowance of any: (i) expense or liability incurred in the ordinary course of the Reorganized Debtors' businesses on or after the Effective Date; (ii) Administrative Expense Claim held by a trade vendor, which administrative liability was incurred in the ordinary course of business of the Debtor and such creditor after the Commencement Date; (iii) Fee Claims; (iv) DIP Lender Claims; or (v) fees of the United States Trustee arising under 28 U.S.C. ss. 1930. All Claims described in clause (i), (ii) and (v) of the immediately preceding sentence shall be paid by the Reorganized Debtors in the ordinary course of business.

         36.      Barred Administrative Expense Claims. Any Persons that fail to
                  ------------------------------------
file a proof of Administrative Expense Claim or request for payment thereof on or before the Administrative Bar Date as required herein shall be forever barred from asserting such Claim against any of the Debtors, the Estates, the Reorganized Debtors or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

         37.      Priority Tax Claims. Except to the extent that a holder of an
                  -------------------
Allowed Priority Tax Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim: (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the

Effective Date and the first (1st) Business Day after the date that is thirty
(30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, bearing interest at the rate mutually agreed upon by the applicable Reorganized Debtor and Holder of such Allowed Priority Tax Claim or as required by applicable law as determined by the Bankruptcy Court at or subsequent to the Confirmation Hearing, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, which shall begin on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due. However, to the extent any claim of the Internal Revenue Service constitutes an Allowed Priority Tax Claim, the Debtors shall select cash payment of such claim under Section 2.4 of the Plan.

         38.      Removal of Liens by DIP Lenders. Once payments to be made on
                  -------------------------------
the Effective Date have been made, the DIP Facility and any agreements or instruments related thereto shall be deemed terminated (subject in all respects to any carve-out approved in the orders of this Court approving the DIP Facility and such other provisions, which shall survive the termination thereof) and the DIP Lenders shall take all reasonable action to confirm the removal of any liens on the properties of the Debtors and their affiliates.

         39.      Letters of Credit. On the Effective Date, any outstanding
                  -----------------
letters of credit issued under the DIP Facility shall be either cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

         40.      Fee Claims. All Persons seeking an award by this Court of a
                  ----------
Fee Claim incurred through and including the Effective Date shall, unless otherwise ordered by this Court: (i) file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is no later than forty-five (45) days after the Effective Date; and (ii) be paid in full in such amounts as are approved by this Court upon the later of (a) the date upon which the order relating to any such Fee Claim is entered or (b) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors.

         41.      Retention of Jurisdiction. On and after the Effective Date,
                  -------------------------
this Court shall retain jurisdiction over all matters arising in, arising under, or related to the Reorganization Cases for, among other things, the purposes set forth in section 12 of the Plan.

         42.      Plan Modifications. So long as such action does not materially
                  ------------------
and adversely affect the treatment of holders of Claims or Equity Interests pursuant to the Plan, the Debtors and/or Reorganized Debtors may institute proceedings in this Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization or this Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

         43.      Plan Document Modifications. The Debtors are hereby authorized
                  ---------------------------
to modify the Plan Documents to (i) conclude negotiations with respect to the Plan and the Plan Documents and (ii) execute and deliver such documents, without seeking further Court approval.

         44.      Technical Modifications. Prior to the Effective Date, the
                  -----------------------
Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of this Court, with the prior consent of the Senior Lender Steering Committee, which consent shall not be unreasonably withheld, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

         45.      Revocation of Plan. The Debtors may revoke or withdraw the
                  ------------------
Plan prior to the Effective Date. If the Debtors take such action, the Plan and this Order shall be deemed null and void.

         46.      Exemption From Certain Transfer Taxes. To the fullest extent
                  -------------------------------------
permitted by applicable law, any transfer or encumbrance of assets or any portion(s) of assets pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, to secure the Exit Facility shall constitute a "transfer under a plan" within the purview of section 1146(c) of the Bankruptcy Code and shall not be subject to transfer, stamp or similar taxes. Each of the Debtors, the Reorganized Debtors and the Exit Agent or any agent or representative of any of the foregoing, is hereby authorized to serve upon any filing or recording officer a notice, substantially in the form annexed to that certain Order approving the Debtors' Motion Authorizing Debtors to Grant Leasehold Mortgages to Secure the Exit Facility, Authorizing Execution and Recordation of Lease Memoranda, and Approving Notice to Recording Officers as Exhibit A, in connection with the filing and recording of any financing statements, mortgages, deeds of trust, leasehold mortgages, leases (whether recorded or unrecorded) and/or instruments of transfer (collectively, "Instruments of Transfer") in accordance with the Plan or the Exit Facility to evidence and implement this paragraph. All federal, state and local government filing and recording officers are hereby directed to accept for filing and/or recording all Instruments of Transfer or other documents of transfer to be filed or recorded in accordance with the Plan or the Exit Facility without payment of any such tax or government assessment, and without the presentation of any affidavits, instruments, or returns otherwise required for recording, other than this Order.

         47.      Retiree Benefits. On and after the Effective Date, pursuant to
                  ----------------
section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay any retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits. Nothing herein shall restrict the Reorganized Debtors' rights to modify the terms and conditions of the retiree benefits as otherwise permitted pursuant to the terms of the applicable plans or non-bankruptcy law.

         48.      Critical Vendor and Other Payments. Notwithstanding the
                  ----------------------------------
contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by one or more of the Debtors pursuant to orders of this Court, including, but not limited to, that certain Order (A) Authorizing the Debtors to Pay Certain Prepetition Obligations to Certain Critical Vendors and Service Providers, (B) Establishing Procedures to Obtain Property Held by Such Entities and (C) Granting Related Relief, dated July 3, 2001. To the extent such payments are not reflected in the Schedules, pursuant to the Plan, such Schedules are hereby amended and reduced to reflect that such payments were made.

         49.      Payments Pursuant to Final Orders. Nothing in the Plan shall
                  ---------------------------------
preclude the Reorganized Debtors from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by this Bankruptcy Court prior to the Confirmation Date.

         50.      Notice of Entry of this Order. The Debtors or their authorized
                  -----------------------------
agent(s) shall serve a notice of entry of this Order, as provided in Bankruptcy Rule 2002(f)(7), to all creditors and equity security holders of the Debtors previously served with notice of the Confirmation Hearing within ten (10) days from the date of entry of this Order.

         51.      Ratification of Transactions Prior to Confirmation Date. This
                  -------------------------------------------------------
Order shall, and is hereby deemed to, ratify all transactions effected by the Debtors during the period commencing on the Commencement Date and ending on the Confirmation Date except for any acts constituting willful misconduct, gross negligence, recklessness or fraud.

         52.      Consummation of Plan. The provisions of Federal Rule of Civil
                  --------------------
Procedure 62, as applicable pursuant to Bankruptcy Rule 7062, and Bankruptcy Rule 3020(e) shall not apply to this Order and the Debtors are authorized to consummate the Plan immediately upon entry of this Order.

         53.      Conflicts. To the extent this Order and/or the Plan conflicts
                  ---------
with: (i) the Disclosure Statement; (ii) any other agreement entered into between the Debtors and any party; or (iii) other orders of the Court, the Plan controls the Disclosure Statement and any such agreements or prior orders, and this Order controls the Plan.

         54.      Reference to Plan. Failure specifically to include or
                  -----------------
reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Court that the Plan be confirmed and such related agreements be approved in their entirety.

         55.      Exit Facility. The terms and conditions of the Exit Facility
                  -------------
are hereby approved in all respects. To the extent permitted by applicable law, the Reorganized Debtors are authorized, without further approval by this Court, their boards of directors, or their shareholders to execute and to deliver all documentation relating to the Exit Facility, including, without limitation, the Exit Credit Agreement and the Exit Loan Documents, and upon the execution and delivery thereof by the Reorganized Debtors, the Exit Credit Agreement and the Exit Loan Documents shall constitute legal, valid and binding obligations of each Reorganized Debtor, enforceable against each Reorganized Debtor in accordance with their respective terms, entered into for good and valuable consideration, including the benefits of the Plan. Unless otherwise provided in the Exit Credit Agreement or the Exit Loan Documents, the liens and security interests to be granted by the Reorganized Debtors as set forth in the Exit Loan Documents shall be, and hereby are, deemed as of the Effective Date to be perfected and first priority liens and security interests senior to any and all liens or security interests on the assets of the Reorganized Debtors except for such liens specifically provided in the Plan or in any contract, instrument or other agreement or document created in connection with the Plan. The validity, enforceability, perfection and priority of the liens and security interests granted under the Exit Loan Documents are authorized and approved without any further act required by the Exit Agent or Exit Lenders; provided that the Exit Agent and the Exit Lenders shall be free to file financing statements, deeds of trust, mortgages or other documents and to take any and all actions as they deem appropriate, in their discretion, to confirm the perfection of such security interest and liens.

Dated: Richmond, Virginia
       February 1, 2002

                                       /s/ David H. Adams
                                       ------------------------------------
                                       UNITED STATES BANKRUPTCY JUDGE

WE ASK FOR THIS:

/s/ Dion W. Hayes
---------------------------


                                            NOTICE OF JUDGMENT OR ODER
McGUIREWOODS LLP
Dion W. Hayes (VSB# 34034)                  ENTERED ON DOCKET FEB - 1 2002
One James Center                                              --------------
901 East Cary Street
Richmond, Virginia 23219
(804) 775-1000

-and-

WILLKIE FARR & GALLAGHER
Marc Abrams
787 Seventh Avenue
New York, New York 10019
(212) 728-8000
Co-Counsel for Debtors and Debtors in Possession

                             Certificate of Service
                             ----------------------

         I hereby certify that a true copy of the foregoing Order Confirming Debtors' Second Amended, Second Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code was sent by first-class mail to all of the parties on the Limited Service list and electronically transmitted on January 31, 2002 to each of the following parties:

                        James Nolan
                        Troutman Sanders LLP
                        P. O. Box 3670
                        Norfolk, Virginia  23514-3670

                        Lorna Schofield
                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York  10022

                        Robert B. Van Arsdale
                        Office of the U.S. Trustee
                        11 South 12th Street
                        Richmond, Virginia 23219

                        Benjamin C. Ackerly
                        Hunton & Williams
                        Riverfront Plaza, East Tower
                        951 East Byrd Street
                        Richmond, Virginia  23219-4074

                        Bruce Meyer
                        Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, New York  10153

                        Stephen W. Milo
                        Wharton, Aldhizer & Weaver, PLC
                        P. O. Box 20028
                        100 South Mason Street
                        Harrisonburg, Virginia 22801-7528

                        Constance A. Fratianni
                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10022-6069

                        Michael Williamson
                        O'Melveny & Meyers LLP
                        400 South Hope Street
                        Los Angeles, CA  90071-2899
                                                       /s/ Dion Hayes
                                                       --------------

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